                        EXHIBIT 99.1

Yext Announces Third Quarter Fiscal 2024 Results

–Revenue of $101.2 Million, Increased 2% Year-over-Year
–Net Loss Per Share of $0.00 or Non-GAAP Earnings Per Share of $0.09, Basic
–Net Loss of $0.5 Million or Adjusted EBITDA of $13.5 Million
–ARR of $396.8 Million, Increased 2% Year-over-Year
–Cash and Cash Equivalents of $182.2 Million

NEW YORK -- (BUSINESS WIRE) -- December 5, 2023 -- Yext, Inc. (NYSE: YEXT), a leading digital experience platform, today announced its results for the three months ended October 31, 2023, or the Company's third quarter of fiscal year 2024.
"Our record non-GAAP profitability and strong Q3 adjusted EBITDA illustrate our commitment to driving profitable growth, even in a challenging macroeconomic environment," said Yext CEO and Chair of the Board, Michael Walrath. "We are focused on delivering innovation across our products that will help enterprises increase customer engagement across all channels. We will continue to execute on improving productivity and efficiency with a keen focus on our customers' success as the driver of our future growth."

Third Quarter Fiscal 2024 Highlights:
Revenue of $101.2 million, a 2% increase, compared to $99.3 million reported in the third quarter fiscal 2023. Third quarter fiscal 2024 revenue included a positive impact of approximately $1.4 million from foreign currency exchange rates on a constant currency basis.
Gross Profit of $79.1 million, a 7% increase, compared to $73.6 million reported in the third quarter fiscal 2023. Gross margin of 78.2%, compared to 74.2% reported in the third quarter fiscal 2023.
Net Loss and Non-GAAP Net Income:
•Net loss of $0.5 million, compared to a net loss of $12.3 million in the third quarter fiscal 2023.
•Non-GAAP net income of $11.3 million, compared to non-GAAP net income of $2.5 million in the third quarter fiscal 2023.

Net Loss Per Share and Non-GAAP Net Income Per Share:
•Net loss per share attributable to common stockholders, basic and diluted, was $0.00 based on 124.2 million weighted average basic and diluted shares outstanding. This compares to net loss per share attributable to common stockholders, basic and diluted, of $0.10 based on 123.5 million weighted average basic and diluted shares outstanding in the third quarter fiscal 2023.
•Non-GAAP net income per share attributable to common stockholders, basic and diluted, was $0.09 based on 124.2 million weighted average basic shares outstanding and 126.7 million weighted average diluted shares outstanding, respectively. This compares to non-GAAP net income per share attributable to common stockholders, basic and diluted, of $0.02 based on 123.5 million weighted average basic shares outstanding and 124.1 million weighted average diluted shares outstanding, respectively, in the third quarter fiscal 2023.
Adjusted EBITDA was $13.5 million, compared to $7.1 million in the third quarter fiscal 2023.
Balance Sheet: Cash and cash equivalents of $182.2 million as of October 31, 2023. Unearned revenue of $144.5 million as of October 31, 2023, compared to $153.3 million as of October 31, 2022.
Remaining Performance Obligations ("RPO"): RPO of $423.3 million as of October 31, 2023. RPO expected to be recognized over the next 24 months of $358.4 million with the remaining balance expected to be recognized thereafter. RPO does not include amounts under contract subject to certain accounting exclusions.

Annual Recurring Revenue ("ARR"): ARR increased 2% year-over-year to $396.8 million as of October 31, 2023, compared to $389.5 million as of October 31, 2022. As of October 31, 2023, ARR included a positive impact of approximately $4.1 million from foreign currency exchange rates on a constant currency basis.
Cash Flow: Net cash used in operating activities was $1.6 million for the three months ended October 31, 2023, compared to net cash used in operating activities of $10.8 million for the three months ended October 31, 2022.
Share Repurchase Program: As of October 31, 2023, a total of 16,824,920 shares have been purchased for a total cost of $100.3 million since the commencement of the share repurchase program.

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
Financial Outlook:
Yext is also providing the following guidance for its fourth fiscal quarter ending January 31, 2024 and fiscal year ending January 31, 2024.
•Fourth Quarter Fiscal 2024 Outlook:
◦Revenue is projected to be in the range of $100.0 to $100.5 million;
◦Adjusted EBITDA is projected to be in the range of $12.0 million to $13.0 million; and
◦Non-GAAP net income per share is projected to be in the range of $0.07 to $0.08, which assumes 124.4 million weighted-average basic shares outstanding.

•Full Year Fiscal 2024 Outlook:
◦Revenue is projected to be in the range of $403.2 million to $403.7 million;
◦Adjusted EBITDA is projected to be in the range of $51.7 million to $52.7 million; and
◦Non-GAAP net income per share is projected to be in the range of $0.31 to $0.32, which assumes 124.1 million weighted-average basic shares outstanding.

Conference Call Information
Yext will host a conference call today at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. A live dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 8929509.
A replay will be available domestically at (877) 344-7529 or internationally at (412) 317-0088, passcode 4919671, until midnight (ET) December 12, 2023.
About Yext
Yext (NYSE: YEXT) helps organizations build digital experiences across any channel on our open and composable platform. The Yext Digital Experience Platform collects and organizes content to deliver AI-led experiences for any organization’s customers, employees, or partners. For more than 15 years, thousands of companies worldwide have trusted Yext to create seamless customer experiences at scale across search engines, websites, mobile apps, and hundreds of other digital touchpoints.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release and the related conference call include forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net income (loss), shares outstanding and Adjusted EBITDA (loss) for our fourth quarter and full year fiscal 2024 in the paragraphs under "Financial Outlook" above, statements regarding our expectations regarding the growth of our company, our market opportunity, product roadmap, sales efficiency efforts and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release and discussed on the call primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew and expand subscriptions with existing customers especially enterprise customers and attract new customers generally; our ability to successfully expand and compete in new geographies and industry verticals; our ability to expand and scale our sales force; our ability to expand our service and application provider network; our ability to develop new product and platform offerings to expand our market opportunity, our ability to release new products and updates that are adopted by our customers; our ability to manage our growth effectively; weakened or changing global economic conditions, downturns, or uncertainty, including higher inflation, higher interest rates, and fluctuations or volatility in capital markets or foreign currency exchange rates; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our SEC filings and public communications, including, without limitation, in the sections titled, “Special Note Regarding Forward Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release and the accompanying tables include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, and non-GAAP net income (loss) as a percentage of revenue, which are referred to as non-GAAP financial measures.
These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin, and non-GAAP net income (loss) as a percentage of revenue are calculated by dividing the applicable non-GAAP financial measure by revenue. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" for detail on the applicable weighted-average shares outstanding.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin and non-GAAP net income (loss) as a percentage of revenue, we believe these non-GAAP financial measures are useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We also discuss Adjusted EBITDA (loss), a non-GAAP financial measure that we believe offers a useful view of overall operations used to assess the performance of core business operations and for planning purposes. We define Adjusted EBITDA (loss) as net income (loss) before (1) interest income (expense), net, (2) provision for income taxes, (3) depreciation and amortization, (4) other income (expense), net, and (5) stock-based compensation expense. The most directly comparable GAAP financial measure to Adjusted EBITDA (loss) is GAAP net income (loss). Users should consider the limitations of using Adjusted EBITDA (loss), including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA (loss) is not intended to purport to be an alternate to GAAP net income (loss) as a measure of operating performance.
In addition, we present non-GAAP constant currency measures of revenue. Constant currency as it relates to revenue provides a framework for assessing Company performance which excludes the effect of foreign currency rate fluctuations. Current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average monthly exchange rates in effect during the comparative period, as opposed to the average monthly exchange rates in effect during the current period.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with GAAP net income (loss) and net income (loss) per share.
We have not reconciled our forward-looking Adjusted EBITDA (loss) to its most directly comparable GAAP financial measure of net income (loss). Information on which this reconciliation would be based on is not available without unreasonable efforts due to the uncertainty and inherent difficulty of predicting within a reasonable range, the timing, occurrence and financial impact of when such items may be recognized. In particular, Adjusted EBITDA (loss) excludes certain items including interest income (expense), net, provision for income taxes, depreciation and amortization, other income (expense), net, and stock-based compensation expense.

Operating Metrics
This press release and the related conference call also include certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.
Customer count is defined as the total number of customers with contracts executed as of the last day of the reporting period and a unique administrative account identifier on the Answers platform. Generally, we assign unique administrative accounts to each separate and distinct entity (such as a company or government institution) or a business unit of a large corporation, that has its own separate contract with us to access the Answers platform. We believe that customer count provides insight into our ability to grow our enterprise and mid-size customer base.

As such, customer count excludes third-party reseller customers and small business customers as well as customers only receiving free trials. From time to time, some customers previously characterized as small business customers may transition to mid-size customers, and customer count includes these changes resulting from any recharacterization.
Annual recurring revenue, or ARR, for Direct customers is defined as the annualized recurring amount of all contracts in our enterprise, mid-size and small business customer base as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. Contracts include portions of professional services contracts that are recurring in nature.
ARR for Third-party Reseller customers is defined as the annualized recurring amount of all contracts with Third-party Reseller customers as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. The calculation includes the annualized contractual minimum commitment and excludes amounts related to overages above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
Total ARR is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription, and where relevant, includes the annualized contractual minimum commitment and excludes amounts related to overages above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR-based metrics provides insight into the performance of our recurring revenue business model while mitigating fluctuations in billing and contract terms.
In addition, we present ARR on a constant currency basis. Constant currency as it relates to ARR provides a framework for assessing Company performance which excludes the effect of foreign currency rate fluctuations. Contracts included in the determination of ARR in the current period are converted into USD at the exchange rates in effect at the end of the comparative period, as opposed to the exchange rates in effect at the end of the current period.
Dollar-based net retention rate is a metric we use to assess our ability to retain our customers and expand the ARR they generate for us. We calculate dollar-based net retention rate by first determining the ARR generated 12 months prior to the end of the current period for a cohort of customers who had active contracts at that time. We then calculate ARR from the same cohort of customers at the end of the current period, which includes customer expansion, contraction and churn. The current period ARR is then divided by the prior period ARR to arrive at our dollar-based net retention rate. The cohorts of customers that we present dollar-based net retention rate for include direct, third-party reseller, and total customers. Direct customers include enterprise, mid-size and small business customers.
For Further Information Contact:
Investor Relations:
IR@yext.com

Public Relations:
PR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	October 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$182,156	$190,214
Accounts receivable, net of allowances of $829 and $868, respectively	51,387	109,727
Prepaid expenses and other current assets	18,280	15,629
Costs to obtain revenue contracts, current	27,109	31,023
Total current assets	278,932	346,593
Property and equipment, net	51,344	62,071
Operating lease right-of-use assets	77,799	85,463
Costs to obtain revenue contracts, non-current	15,644	21,037
Goodwill	4,434	4,477
Intangible assets, net	175	193
Other long term assets	3,312	3,927
Total assets	$431,640	$523,761
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$38,027	$49,017
Unearned revenue, current	144,451	223,706
Operating lease liabilities, current	16,644	18,155
Total current liabilities	199,122	290,878
Operating lease liabilities, non-current	92,205	100,534
Other long term liabilities	3,967	4,326
Total liabilities	295,294	395,738
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at October 31, 2023 and January 31, 2023; zero shares issued and outstanding at October 31, 2023 and January 31, 2023	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at October 31, 2023 and January 31, 2023; 147,400,372 and 142,684,128 shares issued at October 31, 2023 and January 31, 2023, respectively; 124,070,118 and 122,334,515 shares outstanding at October 31, 2023 and January 31, 2023, respectively	147	142
Additional paid-in capital	933,634	897,368
Accumulated other comprehensive loss	(4,335)	(3,617)
Accumulated deficit	(680,859)	(676,542)
Treasury stock, at cost	(112,241)	(89,328)
Total stockholders’ equity	136,346	128,023
Total liabilities and stockholders’ equity	$431,640	$523,761

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2023	2022	2023	2022
Revenue	$101,164	$99,280	$303,215	$298,951
Cost of revenue	22,066	25,663	65,809	77,473
Gross profit	79,098	73,617	237,406	221,478
Operating expenses:
Sales and marketing	45,355	49,360	136,942	164,244
Research and development	18,291	17,649	53,934	53,770
General and administrative	17,233	18,740	53,774	60,619
Total operating expenses	80,879	85,749	244,650	278,633
Loss from operations	(1,781)	(12,132)	(7,244)	(57,155)
Interest income	1,922	587	5,296	797
Interest expense	(173)	(211)	(334)	(483)
Other (expense) income, net	(70)	(156)	(687)	111
Loss from operations before income taxes	(102)	(11,912)	(2,969)	(56,730)
(Provision for) benefit from income taxes	(366)	(398)	(1,348)	(1,410)
Net loss	$(468)	$(12,310)	$(4,317)	$(58,140)

Net loss per share attributable to common stockholders, basic and diluted	$—	$(0.10)	$(0.03)	$(0.46)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	124,239,180	123,500,961	123,962,358	126,239,773

Other comprehensive (loss) income:
Foreign currency translation adjustment	$(876)	$(1,127)	$(722)	$(6,548)
Unrealized gain (loss) on marketable securities, net	16	(16)	4	(16)
Total comprehensive loss	$(1,328)	$(13,453)	$(5,035)	$(64,704)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended October 31,
	2023	2022
Operating activities:
Net loss	$(4,317)	$(58,140)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	12,625	13,098
Bad debt expense	589	381
Stock-based compensation expense	34,335	48,990
Amortization of operating lease right-of-use assets	6,739	6,684
Other, net	351	1,180
Changes in operating assets and liabilities:
Accounts receivable	57,251	30,296
Prepaid expenses and other current assets	(2,738)	(1,747)
Costs to obtain revenue contracts	9,054	8,173
Other long term assets	542	1,232
Accounts payable, accrued expenses and other current liabilities	(9,175)	3,910
Unearned revenue	(78,434)	(64,786)
Operating lease liabilities	(8,892)	(8,158)
Other long term liabilities	207	795
Net cash provided by (used in) operating activities	18,137	(18,092)
Investing activities:
Capital expenditures	(2,320)	(5,400)
Net cash used in investing activities	(2,320)	(5,400)
Financing activities:
Proceeds from exercise of stock options	8,770	561
Repurchase of common stock	(23,086)	(68,695)
Payments for taxes related to net share settlement of stock-based compensation awards	(10,718)	(1,846)
Payments of deferred financing costs	(394)	(284)
Proceeds, net from employee stock purchase plan withholdings	2,546	1,947
Net cash used in financing activities	(22,882)	(68,317)
Effect of exchange rate changes on cash and cash equivalents	(993)	(7,133)
Net decrease in cash and cash equivalents	(8,058)	(98,942)
Cash and cash equivalents at beginning of period	190,214	261,210
Cash and cash equivalents at end of period	$182,156	$162,268

YEXT, INC.
Reconciliations of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2023	2022	2023	2022
GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(468)	$(12,310)	$(4,317)	$(58,140)
Interest (income) expense	(1,749)	(376)	(4,962)	(314)
Provision for income taxes	366	398	1,348	1,410
Depreciation and amortization	3,537	4,395	12,625	13,098
Other expense (income)	70	156	687	(111)
Stock-based compensation expense	11,758	14,822	34,335	48,990
Adjusted EBITDA	$13,514	$7,085	$39,716	$4,933

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended October 31, 2023
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$22,066	$(739)	$21,327
Sales and marketing	$45,355	$(4,336)	$41,019
Research and development	$18,291	$(2,822)	$15,469
General and administrative	$17,233	$(3,861)	$13,372

	Three months ended October 31, 2023
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	22%	(1)%	21%
Sales and marketing	45%	(4)%	41%
Research and development	18%	(3)%	15%
General and administrative	17%	(4)%	13%

	Three months ended October 31, 2022
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$25,663	$(1,176)	$24,487
Sales and marketing	$49,360	$(5,432)	$43,928
Research and development	$17,649	$(3,946)	$13,703
General and administrative	$18,740	$(4,268)	$14,472

	Three months ended October 31, 2022
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	26%	(1)%	25%
Sales and marketing	50%	(6)%	44%
Research and development	17%	(3)%	14%
General and administrative	19%	(4)%	15%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Nine months ended October 31, 2023
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$65,809	$(2,151)	$63,658
Sales and marketing	$136,942	$(12,222)	$124,720
Research and development	$53,934	$(8,385)	$45,549
General and administrative	$53,774	$(11,577)	$42,197

	Nine months ended October 31, 2023
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	22%	(1)%	21%
Sales and marketing	45%	(4)%	41%
Research and development	18%	(3)%	15%
General and administrative	18%	(4)%	14%

	Nine months ended October 31, 2022
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$77,473	$(3,899)	$73,574
Sales and marketing	$164,244	$(17,957)	$146,287
Research and development	$53,770	$(12,668)	$41,102
General and administrative	$60,619	$(14,466)	$46,153

	Nine months ended October 31, 2022
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	26%	(1)%	25%
Sales and marketing	55%	(6)%	49%
Research and development	18%	(4)%	14%
General and administrative	20%	(5)%	15%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2023	2022	2023	2022
Gross profit
GAAP gross profit	$79,098	$73,617	$237,406	$221,478
Plus: Stock-based compensation expense	739	1,176	2,151	3,899
Non-GAAP gross profit	$79,837	$74,793	$239,557	$225,377

Gross margin
GAAP gross margin	78.2%	74.2%	78.3%	74.1%
Plus: Stock-based compensation expense	0.7%	1.1%	0.7%	1.3%
Non-GAAP gross margin	78.9%	75.3%	79.0%	75.4%

Operating expenses
GAAP operating expenses	$80,879	$85,749	$244,650	$278,633
Less: Stock-based compensation expense	(11,019)	(13,646)	(32,184)	(45,091)
Non-GAAP operating expenses	$69,860	$72,103	$212,466	$233,542

Operating expenses as a percentage of revenue
GAAP operating expenses as a percentage of revenue	80%	86%	81%	93%
Less: Stock-based compensation expense	(11)%	(13)%	(11)%	(15)%
Non-GAAP operating expenses as a percentage of revenue	69%	73%	70%	78%

Income/Loss from operations
GAAP loss from operations	$(1,781)	$(12,132)	$(7,244)	$(57,155)
Plus: Stock-based compensation expense	11,758	14,822	34,335	48,990
Non-GAAP income (loss) from operations	$9,977	$2,690	$27,091	$(8,165)

Operating margin (Income/Loss from operations as a percentage of revenue)
GAAP operating margin	(2)%	(12)%	(2)%	(19)%
Plus: Stock-based compensation expense	12%	15%	11%	16%
Non-GAAP operating margin	10%	3%	9%	(3)%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended October 31,
	2023	2022
GAAP net loss	$(468)	$(12,310)
Plus: Stock-based compensation expense	11,758	14,822
Non-GAAP net income	$11,290	$2,512

GAAP net loss per share attributable to common stockholders, basic	$—	$(0.10)
Stock-based compensation expense per share	0.09	0.12
Non-GAAP net income per share attributable to common stockholders, basic	$0.09	$0.02

GAAP net loss per share attributable to common stockholders, diluted	$—	$(0.10)
Stock-based compensation expense per share	0.09	0.12
Non-GAAP net income per share attributable to common stockholders, diluted	$0.09	$0.02

Weighted-average number of shares used in computing GAAP net loss per share attributable to common stockholders, basic and diluted	124,239,180	123,500,961
Weighted-average number of shares used in computing non-GAAP net income per share attributable to common stockholders
Basic	124,239,180	123,500,961
Diluted	126,733,610	124,131,014

	Three months ended October 31,
	2023	2022
GAAP net loss as a percentage of revenue	(0.5)%	(12.4)%
Plus: Stock-based compensation expense	11.7%	14.9%
Non-GAAP net income as a percentage of revenue	11.2%	2.5%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Nine months ended October 31,
	2023	2022
GAAP net loss	$(4,317)	$(58,140)
Plus: Stock-based compensation expense	34,335	48,990
Non-GAAP net income (loss)	$30,018	$(9,150)

GAAP net loss per share attributable to common stockholders, basic	$(0.03)	$(0.46)
Stock-based compensation expense per share	0.27	0.39
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$0.24	$(0.07)

GAAP net loss per share attributable to common stockholders, diluted	$(0.03)	$(0.46)
Stock-based compensation expense per share	0.26	0.39
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$0.23	$(0.07)

Weighted-average number of shares used in computing GAAP net loss per share attributable to common stockholders, basic and diluted	123,962,358	126,239,773
Weighted-average number of shares used in computing non-GAAP net income (loss) per share attributable to common stockholders
Basic	123,962,358	126,239,773
Diluted	127,808,283	126,239,773

	Nine months ended October 31,
	2023	2022
GAAP net loss as a percentage of revenue	(1.4)%	(19.4)%
Plus: Stock-based compensation expense	11.3%	16.3%
Non-GAAP net income (loss) as a percentage of revenue	9.9%	(3.1)%

	Three months ended October 31,
Constant Currency Revenue	2023	2022	Growth Rates
Revenue (GAAP)	$101,164	$99,280	2%
Effects of foreign currency rate fluctuations	(1,413)
Revenue on a constant currency basis (Non-GAAP)	$99,751		—%

	Nine months ended October 31,
	2023	2022	Growth Rates
Revenue (GAAP)	$303,215	$298,951	1%
Effects of foreign currency rate fluctuations	(446)
Revenue on a constant currency basis (Non-GAAP)	$302,769		1%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Supplemental Information
(In thousands)
(Unaudited)

	October 31,		Variance
	2023	2022	Dollars	Percent
Annual Recurring Revenue
Direct Customers	$326,625	$317,280	$9,345	3%
Third-Party Reseller Customers	70,201	72,258	(2,057)	(3)%
Total Annual Recurring Revenue	$396,826	$389,538	$7,288	2%

	Oct. 31, 2023	Jul. 31, 2023	Apr. 30, 2023	Jan. 31, 2023	Oct. 31, 2022
Annual Recurring Revenue Trend
Direct Customers	$326,625	$327,212	$326,058	$327,017	$317,280
Third-Party Reseller Customers	70,201	70,502	72,232	73,343	72,258
Total Annual Recurring Revenue	$396,826	$397,714	$398,290	$400,360	$389,538

	Oct. 31, 2023	Jul. 31, 2023	Apr. 30, 2023	Jan. 31, 2023	Oct. 31, 2022
Dollar-Based Net Retention Rate
Direct Customers	97%	98%	97%	97%	96%
Third-Party Reseller Customers	95%	92%	92%	92%	89%
Total Customers	96%	97%	96%	96%	94%

Note: Numbers rounded for presentation purposes and may not sum.